Exhibit 99.2

PRELIMINARY  - SUBJECT TO COMPLETION

 Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED.  V79577-TBD  2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Steelcase’s named executive officers that is based on or otherwise relates to the mergers contemplated by the Merger Agreement (the “Steelcase compensation proposal”).  NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Steelcase special meeting or any adjournment or postponement thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  For Against Abstain  ! ! !  STEELCASE INC.  The Board of Directors recommends a vote FOR Proposals 1 and 2:  1. Proposal to adopt the Agreement and Plan of Merger, dated as of August 3, 2025 (as amended from time to time, the “Merger Agreement”), by and among HNI Corporation, Steelcase Inc. (“Steelcase”), Geranium Merger Sub I, Inc. (“Merger Sub Inc.”) and Geranium Merger Sub II, LLC, and approve the merger of Merger Sub Inc. with and into Steelcase pursuant to the Merger Agreement (the “Steelcase merger proposal”).  STEELCASE INC.  901 44TH STREET SE GRAND RAPIDS, MI 49508  ! ! !  VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/SCS2025SM  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  SCAN TO  VIEW MATERIALS & VOTE  

 V79578-TBD  Steelcase Inc.  Special Meeting of Shareholders  [ ], 2025, at [ ] Eastern Time  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STEELCASE INC.  Each signatory on the reverse side hereby appoints [ ] and [ ], and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and vote all of the shares of class A common stock of Steelcase Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on [ ], 2025, at [ ] Eastern Time (the "Steelcase special meeting"), via live audio webcast at www.virtualshareholdermeeting.com/SCS2025SM, and at any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein or, if no such direction is given, will be voted FOR each of Proposal 1 (the Steelcase merger proposal) and Proposal 2 (the Steelcase compensation proposal). In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other business as may properly come before the Steelcase special meeting or any adjournment or postponement thereof.  IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE.